                                                                    EXHIBIT 99.1

                             EVOLVING SYSTEMS, INC.

                             OFFICER'S CERTIFICATE


     Anita T. Moseley hereby certifies that she is the duly elected, qualified and acting Vice President of Legal Services, General Counsel and Secretary of Evolving Systems, Inc., a Delaware corporation (the "Company"), and hereby further certifies as follows:

     1. This Certificate is made with the knowledge that the Company's counsel, Cooley Godward LLP ("Counsel"), will rely on it in rendering an opinion in connection with the Company's filing of a Registration Statement on Form S-8 with the Securities and Exchange Commission with respect to 1,300,000 shares of the Company's Common Stock issuable under the Amended and Restated Stock Option Plan and Employee Stock Purchase Plan of the Company (the "Plans"). As used herein, the term "Board" includes the Company's Board of Directors and all committees thereof.

     2. True and complete copies of all minutes and written consents of the Company's stockholders (the "Stockholders") and Board have been either delivered to or prepared by Counsel, and no actions have been taken by the Board or the Stockholders other than as reflected therein.

     3. The resolutions adopted by the Board on February 23, 1999 and by the Stockholders on April 30, 1999, approving increases in the authorized shares under the Plans, remain in full force and effect, without change, on the date hereof.

     4. No corporate document has been filed by the Company with the Delaware Secretary of State since March 1, 1999.

     5. No proceeding for the merger, consolidation, sale of assets or business, liquidation or dissolution of the Company has been commenced, and no such proceeding is contemplated.

     6. The Company has not issued any shares of capital stock other than as authorized by the Board.

     7. There are no options, warrants or other rights, or any agreements with respect thereto, to purchase any of the Company's authorized and unissued capital stock, other than (i) purchase rights outstanding under the Plans and
(ii) warrants to purchase an aggregate of 910,633 shares of the Company's Common Stock.

       IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 7th day of July, 1999.



                               -------------------------------
                               Anita T. Moseley
                               Vice President of Legal Services, General
                               Counsel and Secretary